Exhibit 99.3

April 16, 2020

Leonard A. Comma

Re:            Retention, Transition and Separation Agreement

Dear Lenny:

This letter sets forth the substance of the retention, transition and separation agreement (the “Agreement”) that Jack in the Box Inc. (the “Company”) is offering to you.

1.            Retention Period.

1.1            As part of this Agreement, you will continue your at-will employment as the Company’s Chief Executive Officer (“CEO”) from the date of this Agreement until the employment start date of the Company’s successor CEO (the “Retention Period”).  During the Retention Period, you will continue to perform your regular duties and agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing such duties. You will continue to receive your current base salary and benefits as in effect immediately prior to the signing of this Agreement.  In addition, if you comply with the terms and fulfill the requirements of this Agreement, you will be eligible to receive the Retention Benefits described in Section 4 below.

1.2            You agree that on the last day of the Retention Period (the “Resignation Date”), you will voluntarily resign from your position as CEO, resign from all other executive and officer roles with the Company, and resign from the Company’s Board of Directors (the “Board”) or, at the Board’s election, at such later time as requested by the Board.  You agree that you will execute any necessary forms or other documents required to effect such resignations as a matter of state or federal law.

1.3            If, following your successful completion of the Retention Period, the Company determines in its sole discretion that your services are no longer required beyond the Resignation Date and you are provided with written notice thereof from the Board, then your employment and service with the Company in all capacities will terminate effective as of the Resignation Date.

2.            Transition Period.  If, however, following your successful completion of the Retention Period, the Company determines in its sole discretion that your services are required beyond the Resignation Date, then your at-will employment will continue (in a non-executive and non-officer capacity) for a period of time on the terms as set forth below (the “Transition Period”):

2.1            Duration.  If elected by the Company, such Transition Period shall be for a period beginning on the Resignation Date until the earlier of: (i) 90 days after the Resignation Date; or (ii) the date your employment with the Company otherwise terminates pursuant Section 3 below.

2.2            Duties.  You will provide services as reasonably required to transition your duties and responsibilities to the Company’s successor CEO and any other duties and responsibilities as reasonably requested by the Company (the “Transition Services”). You shall be available as requested by the Company to provide the Transition Services on a part-time basis, it being understood that such Transition Services are not reasonably anticipated to exceed 30 hours per week and will be no less than 12 hours per week. You must continue to abide by all of your contractual and legal obligations to the Company and by the Company’s policies and procedures including, without limitation, your obligations under any previous confidentiality, assignment of intellectual property, and restrictive covenant agreements between you and the Company (the “Confidentiality Agreement”), which you acknowledge and agree are contractual commitments that remain binding upon you, both during and after the Retention Period and Transition Period, as applicable.

2.3            Compensation. During the Transition Period, your base salary shall be an annualized rate of $700,000, subject to standard payroll deductions and withholdings, and payable in accordance with the Company’s regular payroll schedule.  You will be eligible to receive a pro-rated annual incentive payment for fiscal year 2020, subject and pursuant to the terms, conditions and requirements set forth in Section 4 below.

2.4            Benefits. As a part-time employee during the Transition Period, you will not be eligible for perquisites that are provided to Company executives and officers, including the cash perquisite allowance, and will not be eligible for Company benefits that are only available to regular full-time employees pursuant to the terms of such plans and programs, except such benefits which are required by applicable law.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you may elect to continue medical, dental and/or vision coverage under COBRA for up to 18 months at your own expense. All Company life plans in which you are enrolled will cease on the last day of the month following your Resignation Date, and all Company disability plans in which you are enrolled will cease on your Resignation Date.

2.5            Equity. Your Company equity awards will be treated in accordance with the existing terms and conditions set forth in the plan documents and equity award agreements governing such equity awards, and nothing in this Agreement shall alter such terms, except with respect to the 2015 RSU Award as set forth in Section 4 below.

2.6            Acknowledgments. You expressly consent to the mutual transition of your employment to part-time status as specified by this Agreement, and to the foregoing compensation, terms and benefits during the Transition Period. Additionally, you agree and acknowledge that, in consideration of the compensation, terms, and benefits provided to you by this Agreement and as part of your employment, your eligibility for severance and/or change in control benefits under that certain Jack in the Box Inc. Severance Plan for Executive Officers dated March 9, 2020 and the Company’s Compensation and Benefits Assurance Agreement (collectively, the “Severance Plans”) shall cease as of the effectiveness of this Agreement, and there are no circumstances as of the date of this Agreement that constitute, and nothing contemplated in this Agreement (including but not limited to the Retention Period and the Transition Period) shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of the Severance Plans or any other severance or change in control plan, agreement or policy maintained by the Company, and that you are not eligible for, and will not receive, any severance or change in control benefits pursuant to the Severance Plans or any other agreement, plan, policy or otherwise, except as expressly set forth herein.  You further hereby expressly waive any claim or right you may have (if any) to assert that this Agreement, the Retention Period, Transition Period, or any other condition or occurrence forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of the Severance Plans.

3.            Termination. Nothing in this Agreement alters your employment at-will status. Accordingly, you may resign your employment with the Company for any reason prior to the end of the Retention Period and/or Transition Period, as applicable, by providing thirty (30) days’ advance written notice to the Company, and the Company may terminate your employment at any time with or without Cause or advance notice. For purposes of this Agreement, the date that your employment with the Company actually ends in all capacities shall be the “Separation Date.” Upon the termination of your employment for any reason, you will be paid for any salary through your last day of employment on the Separation Date.

3.1            Termination without Cause by Company; Death or Disability.  If at any time prior to the Separation Date, whether during the Retention Period or the Transition Period, the Company terminates your employment without Cause (which shall include a termination pursuant to the notice described in Section 1.3 above) you will remain eligible for the Retention Benefits (as defined and described in Section 4); provided that you have satisfied the conditions for receipt of such benefits (as set forth below).  In the event of your death or Disability after the Separation Date (and provided your Separation Date did not occur as a result of a termination by the Company for Cause or your voluntary resignation), then you (or your Heir, if applicable) will remain eligible for the Retention Benefits as defined and described in Section 4; provided that you (or your Heir as applicable) have satisfied the conditions for receipt of such benefits (as set forth below).  For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following: (i) a demonstrably willful and deliberate act or failure to act by you (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction is not remedied within fifteen (15) business days of written notice from the Company; or (ii) your conviction by a court of competent jurisdiction of, or plea of “guilty” or “no contest” to, an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company; or (iii) your material breach of a written agreement with the Company, including this Agreement or the Confidentiality Agreement, or your material failure to comply with any Company policy, rule or guideline pertaining to workplace conduct, discrimination or harassment.  For purposes of this Agreement, “Disability” means a physical or mental condition that results in a total and permanent disability to such extent that you satisfy the requirements for Social Security disability benefits, as determined by the Social Security Administration.  For purposes of this Agreement, “Heir” means the person or persons to whom your rights under this Agreement will pass upon your death, by will or by the applicable laws of descent and distribution.

3.2            Termination for Cause by Company; Resignation.  If at any time prior to the Separation Date, (1) you resign your employment for any reason, (2) the Company terminates your employment for Cause, or (3) you die or become Disabled, then you will not be entitled to the Retention Benefits as defined and described below in Section 4.

4.            Retention Benefits.  If you: (i) timely sign this Agreement and allow the releases set forth herein to become effective; (ii) comply with your obligations hereunder during the Retention Period and Transition Period, if applicable, and thereafter; and (iii) on or within twenty-one (21) days after the Separation Date, execute and return to the Company the release of claims in the form attached hereto as Exhibit A (the “Release”) and allow the releases contained therein to become effective, then, in full satisfaction of any obligations for the Company to provide you with severance benefits under the Severance Plans and any other plan, policy, or agreement, the Company will provide you with the following “Retention Benefits” to which you are not otherwise entitled:

4.1            Prorated Annual Incentive Opportunity. You will continue to be eligible to receive an annual incentive payment under the Company’s Performance Incentive Program applicable for fiscal year 2020 under the Company’s Performance Incentive Plan (the “Performance Incentive Program”), prorated for the period of time you remained employed with the Company (including your employment during the Retention Period and Transition Period, if applicable) during fiscal year 2020.  For clarity, the amount of any such incentive payment shall be determined in accordance with the Performance Incentive Program based on your target award opportunity for fiscal 2020 (which will be calculated based on your base salary earned in fiscal 2020, factoring in your reduced base salary, if any, paid during the Transition Period) and fiscal year performance achievement measured against the performance goals under the Performance Incentive Program, as determined by the Compensation Committee of the Board. Such payment, if earned, will be paid in a lump sum cash payment, subject to standard payroll deductions and withholdings and payable after the end of fiscal year 2020 at the time when the Company pays annual incentive payments pursuant to the terms of the Performance Incentive Program.

4.2            2015 RSU Award.  On November 24, 2015, the Company granted a restricted stock unit award to you representing the right to receive 49,560 shares of Company common stock that vested over a five year period subject to your continued services to the Company (the “2015 RSU Award”). As of the date of this Agreement, the 2015 RSU Award remained unvested as to 24,780 shares of Common Stock, which are scheduled to vest on November 24, 2020 (the “Final Vest Date”). Pursuant to its terms, the 2015 RSU Award will continue to vest during your employment with the Company (including during your Transition Services, if applicable).  If your Separation Date occurs before the Final Vest Date, notwithstanding the terms of the 2015 RSU Award, you shall receive vesting upon the Final Vest Date and be issued shares of Company common stock at the same time and under the same conditions set forth in the 2015 RSU Award as if you had continued in employment through the Final Vest Date, except that the number of shares of Common Stock you receive shall be pro-rated for the period of time you remained employed with the Company (including your employment during the Retention Period and Transition Period, if applicable) during the original five year vesting term of the 2015 RSU Award, and any remaining portion of the 2015 RSU Award shall be immediately forfeited.

5.            No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, benefits, equity, equity acceleration or vesting prior to, on or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) and the Company’s Executive Deferred Compensation Plan.  You further acknowledge and agree that the Retention Benefits set forth herein fulfill and supersede all of the Company’s obligations to pay you severance benefits in connection with your employment termination, pursuant to the Company’s Severance Plans and any other plan, agreement, or policy.

6.            Expense Reimbursements.  You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement.  The Company will reimburse you for these expenses pursuant to its regular business practice.

7.            Section 409A. All payments under this Agreement will be subject to applicable withholding for federal, state, foreign, provincial and local taxes.  All benefits provided under this Agreement are intended to satisfy the requirements for an exemption from application of  Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the benefits provided under this Agreement are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.

It is intended that (i) each installment of any benefits payable under the Agreement to you be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i) and (ii) all payments of any such benefits under the Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(5), as applicable.  However, if the Company determines that any benefits payable under this Agreement upon your termination of employment constitute “deferred compensation” under Section 409A and you are a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six months and one day after your “Separation from Service” (as defined under Treasury Regulations Section 1.409A-1(h) and without regard to any alternate definition thereunder)) and (2) the date of your death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay you a lump sum amount equal to the sum of the benefit payments that you would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any severance benefits under this Agreement, including the Retention Benefits, be made prior to the effective date of the Release.  If the Company determines that any payments or benefits provided under this Agreement upon your termination of employment constitute “deferred compensation” under Section 409A, and your Separation from Service occurs at a time when the Release could become effective in your taxable year following your taxable year in which your Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, no such benefits will be paid any earlier than the first business day of your taxable year following the taxable year in which your Separation from Service occurs (the “Next Year Date”).  If the Company determines that any payments or benefits provided under this Agreement upon your termination of employment constitute “deferred compensation” under Section 409A, then except to the extent that such payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph or the Next Year Date pursuant to the preceding sentence, on the first regular payroll date following the effective date of your Release, the Company shall (1) pay you a lump sum amount equal to the sum of the benefit payments that you would otherwise have received through such payroll date but for the delay in payment related to the Delayed Initial Payment Date or Next Year Date, as applicable, and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

8.            Release of Claims.

8.1            General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely settle, release and discharge any and all claims of every type, known or unknown,  which you have or may have against the Company, and its shareholders, directors, officers, employees and representatives (collectively, the “Released Parties”), whether known or unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).  This is a general release of all claims and includes, without limitation; (i) all claims related to your employment with the Company or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) and all claims arising under any Federal, State, or local laws or regulations pertaining to employment, including discrimination on the basis of sex, pregnancy, race, color, marital status, religion, creed, national origin, age, disability, medical condition, or mental condition status or any status protected by any other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act, the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (the “ADEA”), the Americans with Disabilities Act, and the California Family Rights Act, whether such claim be based on an action filed by you or by a Governmental Agency.

8.2            Waiver of Notice Requirements under State and Federal WARN Act.  By signing and returning this Agreement to the Company and in further consideration of receipt of the Retention Benefits, you agree and understand that you are waiving your right to bring any and all claims which you have or may have relating to the minimum advanced notice requirements as set forth under the Federal or State WARN Act.  You also understand and agree that you are waiving your right to receive pay in lieu of notice under the WARN Act.

8.3            Unknown Claims.   This section shall be governed by California law. You understand that you may have claims of which you may be unaware or unsuspecting which you are giving up by signing this Agreement.  You also expressly waive all rights you might have under Section 1542 of the Civil Code of California which reads as follows:

1542.  Certain claims not affected by general release.  A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, would have materially affected his or her settlement with the debtor or released party.

8.4            Waiver of Age Discrimination Claims. You acknowledge and represent that you have been given a 21-day waiting period to consider whether to sign this Agreement.  You understand that even if you sign and return this Agreement, you can still revoke this Agreement within seven (7) days after it is returned to the Company (the “Revocation Period”) and this Agreement will not become effective or enforceable until the Revocation Period has expired (such date, the “Effective Date”). You understand and agree that you:  (i) have carefully read and fully understand all of the provisions of this Agreement; (ii) are, through this Agreement, releasing the Company from any and all claims you may have against it to date under the ADEA; (iii) knowingly and voluntarily agree to all of the terms set forth in this Agreement; (iv) knowingly and voluntarily intend to be legally bound by the same; (v) were advised and hereby are advised in writing to consider the terms of this Agreement and consult with an attorney of your choice prior to executing this Agreement; and, (vi) understand that rights or claims under the ADEA that may arise after the date this Agreement is executed are not waived.

8.5            Claims Not Affected.   This is a general release of all claims, and excludes only (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any claims which you may have by reason of any Social Security, Worker’s Compensation, or Unemployment laws, or any benefits earned during your employment which may be payable to you now or in the future under any of the Benefit and/or Welfare Programs of the Company; (iii) any other rights which are not waivable as a matter of law; and (iv) any claims for breach of this Agreement.

8.6            Agreement Knowingly and Voluntarily Executed.   You freely and voluntarily entered into this Agreement on your own behalf, in the exercise of your own free act, deed and will, and without any duress or coercion. You understand that in executing this Agreement, it becomes final and conclusive.

9.            Continuing Obligations; Non-Disparagement and Non-Solicitation.  You agree that, during your employment, you had access to confidential information and trade secrets concerning products, business plans, marketing strategies and other Company information and that you shall keep these matters completely confidential. You acknowledge and agree that you remain bound by the Confidentiality Agreement between you and the Company, and will abide by those continuing obligations. You also agree: (a) not to disparage the Company, its officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process, but agree to provide the Company with notice of any such inquiry or request for information within two weeks of such request; and (b) for a period of one year following your last day of employment with the Company, not to solicit (directly or indirectly) any employee of the Company to terminate his or her employment relationship with the Company in order to become an employee or consultant to or for any other person or entity.

10.            Return of Company Property.  By no later than the close of business on the Separation Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control.  You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above.  In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done.  Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the Retention Benefits provided hereunder.

11.            Notice of Rights Pursuant to Section 7 of the Defend Trade Secrets Act (DTSA). Notwithstanding any provisions in this agreement or the Company policy applicable to the unauthorized use or disclosure of trade secrets, you are hereby notified that, pursuant to Section 7 of the DTSA, you cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law.  You also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

12.            Reporting to Governmental Agencies.   Nothing in this Agreement prevents you from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  You understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

13.            No Admission of Wrongdoing by the Company.  The Company expressly denies any violation of any federal, state or local law.  Accordingly, while this Agreement resolves all issues referred to in this Agreement, it is not, and shall not be construed as, an admission by the Company of any violation of any federal, state or local law, or of any liability whatsoever. You represent that you are unaware of any claims against (or wrongdoing by) the Company.

14.            No Voluntary Adverse Action; Cooperation. You agree that you will not voluntarily (except in response to legal compulsion) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.  You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company.  Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony.  The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages and attorneys’ fees) and will make reasonable efforts to accommodate your scheduling needs.

15.            General.  This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations with regard to this subject matter, including but not limited to the Company’s Severance Plans and any other plan, policy or agreement.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties.  This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original to me within twenty-one (21) days.

[Remainder of Page Intentionally Left Blank]

I wish you good luck in your future endeavors.
Sincerely,

By:

/s/ David Goebel
David Goebel
Jack in the Box Inc.
Board of Directors

04/16/20
Date

Exhibit A – Separation Date Release

Accepted and Agreed:

/s/ Lenny Comma
Leonard A. Comma

04/16/20
Date

Exhibit A

SEPARATION DATE RELEASE

In exchange for the consideration to be provided to me pursuant to that certain letter retention, transition and separation agreement between me and Jack in the Box Inc. (the “Company”) dated April 16, 2020 (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that: (i) I have been paid all compensation owed and have been paid for all hours worked for the Company through the Separation Date; (ii) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, or otherwise; and (iii) I have not suffered any on-the-job injury for which I have not already filed a claim.

1.            General Release. In exchange for the consideration provided to me under this Release to which I would not otherwise be entitled, I hereby generally and completely settle, release and discharge any and all claims of every type, known or unknown, which I have or may have against the Company, and its shareholders, directors, officers, employees and representatives (collectively, the “Released Parties”), whether known or unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Release (collectively, the “Released Claims”).  This is a general release of all claims and includes, without limitation; (i) all claims related to my employment with the Company or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) and all claims arising under any Federal, State, or local laws or regulations pertaining to employment, including discrimination on the basis of sex, pregnancy, race, color, marital status, religion, creed, national origin, age, disability, medical condition, or mental condition status or any status protected by any other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act, the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (the “ADEA”), the Americans with Disabilities Act and the California Fair Employment and Housing Act, and the California Family Rights Act, whether such claim be based on an action filed by me or by a Governmental Agency.

2.            Waiver of Notice Requirements under State and Federal WARN Act.  By signing and returning this Release to the Company and in further consideration of receipt of the Retention Benefits, I agree and understand that I am waiving my right to bring any and all claims which I have or may have relating to the minimum advanced notice requirements as set forth under the Federal or State WARN Act.  I also understand and agree that I am waiving my right to receive pay in lieu of notice under the WARN Act.

3.            Unknown Claims.   This section shall be governed by California law. I understand that I may have claims of which I may be unaware or unsuspecting which I am giving up by signing this Release.  I also expressly waive all rights I might have under Section 1542 of the Civil Code of California which reads as follows:

1542.  Certain claims not affected by general release.  A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, would have materially affected his or her settlement with the debtor or released party.

4.            Waiver of Age Discrimination Claims. I acknowledge and represent that I have been given a 21-day waiting period to consider whether to sign this Release.  I understand that even if I sign and return this Release, I can still revoke this Release within seven (7) days after it is returned to the Company (the “Revocation Period”) and this Release will not become effective or enforceable until the Revocation Period has expired (such date, the “Effective Date”). I understand and agree that I:  (i) have carefully read and fully understand all of the provisions of this Release; (ii) am, through this Release, releasing the Company from any and all claims I may have against it to date under the ADEA; (iii) knowingly and voluntarily agree to all of the terms set forth in this Release; (iv) knowingly and voluntarily intend to be legally bound by the same; (v) was advised and hereby am advised in writing to consider the terms of this Release and consult with an attorney of my choice prior to executing this Release; and, (vi) understand that rights or claims under the ADEA that may arise after the date this Release is executed are not waived.

5.            Claims Not Affected.   This is a general release of all claims, and excludes only (i) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party or under applicable law; (ii) any claims which I may have by reason of any Social Security, Worker’s Compensation, or Unemployment laws, or any benefits earned during my employment which may be payable to me now or in the future under any of the Benefit and/or Welfare Programs of the Company; (iii) any other rights which are not waivable as a matter of law; and (iv) any claims for breach of this Release.

6.            Agreement Knowingly and Voluntarily Executed.   I freely and voluntarily entered into this Release on my own behalf, in the exercise of my own free act, deed and will, and without any duress or coercion. I understand that in executing this Release, it becomes final and conclusive.

7.            Reporting to Governmental Agencies.   Nothing in this Release prevents me from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  I understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

Understood, Accepted and Agreed:

_____________________	___________
Leonard A. Comma	Date